Exhibit 21

 SUBSIDIARIES OF FORD MOTOR COMPANY AS OF FEBRUARY 13, 2012 *

Organization	Jurisdiction
3000 Schaefer Road Company	Michigan, U.S.A.
Ford Argentina S.C.A.	Argentina
Ford Asia Pacific Automotive Holdings Ltd.	Mauritius
Ford Capital B.V.	The Netherlands
Ford Motor Company (Belgium) N.V.	Belgium
Ford Motor Company A/S	Denmark
Ford Motor Norge A/S	Norway
Ford Nederland B.V.	The Netherlands
Ford Polska Sp. z.o.o.	Poland
Ford Component Sales, L.L.C.	Delaware, U.S.A.
Ford Espana S.L.	Spain
Ford Italia S.p.A.	Italy
Groupe FMC France SAS	France
FMC Automobiles SAS	France
Ford European Holdings LLC	Delaware, U.S.A.
Ford Deutschland Holding GmbH	Germany
Ford-Werke GmbH	Germany
Ford Motor Company (Austria) GmbH	Austria
Ford Global Technologies, LLC	Delaware, U.S.A.
Ford Motor Company Brasil Ltda.	Brazil
Ford Holdings LLC	Delaware, U.S.A.
Ford Motor Credit Company LLC	Delaware, U.S.A.
Ford Automotive Finance (China) Limited	China
Ford Credit Auto Receivables Three, LLC	Delaware, U.S.A.
FCAR Owner Trust	Delaware, U.S.A.
Ford Credit International, Inc.	Delaware, U.S.A.
FCE Bank plc	England
Ford Credit Canada Limited	Canada
Canadian Road Holdings Company	Canada
Canadian Road Leasing Company	Canada
Ford Credit de Mexico S.A., de C.V. Sociedad Financiera de Objeto Multiple, E.N.R.	Mexico
Ford Credit Floorplan Corporation	Delaware, U.S.A.
Ford Credit Floorplan, LLC	Delaware, U.S.A.
Ford Credit Floorplan Master Owner Trust A	Delaware, U.S.A.
Ford Motor Land Development Corporation	Delaware, U.S.A.

SUBSIDIARIES (Continued)

	Organization	Jurisdiction
	Ford India Private Limited	India
	Ford International Capital LLC	Delaware, U.S.A.
	Blue Oval Holdings	England
	Ford International Liquidity Management Limited	England
	Ford Motor Company Limited	England
	Ford Retail Group Limited	England
	Ford Investment Partnership	Michigan, U.S.A.
	Ford Mexico Holdings, Inc.	Delaware, U.S.A.
	Ford Motor Mexicana, S. de R.L. de C.V.	Mexico
	Ford Motor Company, S.A. de C.V.	Mexico
Ford Motor Company AB		Sweden
	Ford Motor Company of Australia Limited	Australia
	Ford Motor Company of Canada, Limited	Ontario, Canada
	FLH Holding, Inc.	Ontario, Canada
	Ford Lio Ho Motor Company Ltd.	Taiwan
	Ford Motor Company of Southern Africa (Pty) Limited	South Africa
	Ford Motor Company (Switzerland) S.A.	Switzerland
	Ford Motor de Venezuela, S.A.	Venezuela
	Ford Motor Service Company	Michigan, U.S.A.
	Ford Trading Company, LLC	Delaware, U.S.A.
	Volvo Car Holding Germany GmbH	Germany
	Volvo Auto Bank Deutschland GmbH	Germany

177	Other U.S. Subsidiaries
161	Other Non-U.S. Subsidiaries

* Subsidiaries are not shown by name in the above list if, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.